SECURITIES & EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): February 29, 2004


                                    A21, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


            Texas                     333-68213                74-2896910
--------------------------------  ------------------------  -----------------
(Jurisdiction  of Incorporation)  (Commission File Number)  (I.R.S. Employer
                                                              Identification
                                                                  Number)


     7660 Centurion Parkway, Jacksonville, Florida                 32256
     -----------------------------------------------             ----------
          (Address of Principal Executive Offices)               (Zip Code)


       Registrant's Telephone Number, Including Area Code:  (904) 565-0066


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ITEM 4.  OTHER EVENTS

     As of February 29, 2004, a21, Inc. ("a21") completed the acquisition of SuperStock, Inc. ("SuperStock"), a licensor of stock images to primarily the advertising and publishing industries. SuperStock's primary assets include approximately 900,000 images that it either owns or licenses from third parties, an approximately 73,000 square foot facility in Jacksonville, Florida ("SuperStock Facility"), receivables from its customers and cash. SuperStock is now a subsidiary of a21. a21 intends to continue to use SuperStock's assets for the same purposes.

     In consideration for the common stock of SuperStock, the sellers received $2,600,625 in cash, $1,576,250 in the form of a promissory note at an interest rate starting at Libor plus 1.9% ("Seller Note"), and 1,666,717 shares of non-voting participating preferred stock of SuperStock ("Seller Preferred"), which is exchangeable into 5,000,151 shares of a21 common stock and warrants to purchase 160,000 shares of a21 common stock. Final adjustments will be made to the purchase price after finalization of SuperStock's closing balance sheet. The sellers may also receive up to $1,500,000 should SuperStock's revenue exceed projections for the period for the four year period after closing ending 2/29/2008. The amount of consideration was determined by an arms length negotiation.

         In addition, a21 repaid a $1,700,000 credit facility of SuperStock and paid down $500,000 of a note secured by a first mortgage on the SuperStock Facility. This reduced the principal balance on the note secured by a first mortgage to $4,047,504 at an interest rate of Libor plus 1.9% payable monthly plus principal ("First Mortgage"). SuperStock had no other material liabilities at closing other than ordinary course accounts payable and accrued expenses. As part of the transaction, the sellers and their advisors also purchased 573,589 common shares of a21 for $149,535.

         a21 raised $5,900,000 in equity and debt financing in addition to financing provided by the Seller Note, Seller Preferred and the First Mortgage. $3,600,000 of equity financing was led by Barron Partners LP at $.20 per common share plus warrants at $.20 and callable warrants at $.225, $.45, $.90 and $1.35 per common share. $1,250,000 was in the form of a 2-year convertible subordinated note which accrues interest at 12% for the first 6 months, 13.5% for the next 12 months, and 15% for the last 6 months and is exchangeable into a21 common shares with a floor of $.90 and a cap of $2.00 per common share along with callable warrants at $.45, $.90 and $1.35 per common share. $1,050,000 was in the form of unsecured debt, which accrues interest at 12% for up to 12 months along with callable warrants at $.45 per common share.

         Immediately after completing the acquisition and taking into account the related equity and debt financing, a21 had 38,073,737 common shares issued and outstanding.


ITEM  7.          FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (c)  Exhibits.

          The exhibits listed below are filed as part of this report:

          2.1 AMENDED AND RESTATED STOCK PURCHASE AND RECAPITALIZATION AGREEMENT By and Among A21, INC. and SUPERSTOCK, INC., and SELLERS Dated November 10, 2003, Amended February 20, 2004, and Amended and Restated February 29, 2004

          99.1     Press Release, dated March 2, 2004.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.


                                           a21, Inc.
                                          (Registrant)


March 15, 2004                             By: /s/ Haim Ariav
                                               -----------------
                                               Haim Ariav
                                               President






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